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                                                                    EXHIBIT 99.2


                              GISH BIOMEDICAL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON MARCH 5, 2003


The undersigned hereby appoints John W. Galuchie, Jr. and Kelly D. Scott and each of them, and as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gish Biomedical, Inc., a California corporation, which the undersigned may be entitled to vote at the special meeting of Gish shareholders to be held at Gish's headquarters at 22942 Arroyo Vista, Rancho Santa Margarita, California 92688, on March 5, 2003 at 11:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

HAS YOUR ADDRESS CHANGED?

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           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE
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             (Continued, and to be dated and signed on other side)

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THE GISH BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


PROPOSAL 1: To approve the Agreement and Plan of Merger and Reorganization dated as of October 25, 2002, by and among CardioTech International, Inc., Gish Acquisition Corp., and Gish Biomedical, Inc., and to approve the merger of Gish Acquisition Corp. with and into Gish Biomedical, Inc.


                  [_] For        [_] Abstain        [_] Against


No matters other than those described in the joint proxy statement/prospectus will be presented at the special meeting of Gish shareholders.

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Please sign this Proxy exactly as your name(s) appear(s) on the books of Gish.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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Dated                  , 2003


Signature(s):


Please date this proxy and sign your name exactly as it appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.